EXHIBIT 99.1

II-VI Incorporated Reports Second Quarter Earnings, Increases Fiscal Year 2010 Guidance

PITTSBURGH, Pa., Jan. 19, 2010 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its second quarter ended December 31, 2009.

On January 4, 2010, the Company announced that it had completed its acquisition of Photop Technologies, Inc. (Photop). The initial consideration consisted of cash of $45.6 million and 1,145,852 shares of II-VI Incorporated common stock. In addition, the purchase agreement provides up to $12.0 million of additional cash earn-out opportunities based upon Photop achieving certain agreed upon financial targets in calendar years 2010 and 2011. The final purchase price will be subject to customary closing adjustments, including working capital adjustments. The results for the quarter and six months ended December 31, 2009 do not include any operating results of Photop, but they do include certain Photop transaction related expenses as described below.

Bookings from continuing operations for the quarter increased 16% to $78,311,000 compared to $67,337,000 in the second quarter of last fiscal year. Bookings from continuing operations for the six months ended December 31, 2009 increased 7% to $151,647,000 from $141,632,000 for the same period last fiscal year.  Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues from continuing operations for the quarter decreased 7% to $68,785,000 from $74,278,000 in the second quarter of last fiscal year.  Revenues from continuing operations for the six months ended December 31, 2009 decreased 17% to $134,323,000 from $162,044,000 for the same period last fiscal year.

For the quarter ended December 31, 2009, net earnings attributable to II-VI Incorporated were $5,981,000 or $0.20 per share-diluted compared with net earnings of $8,359,000 or $0.28 per share-diluted in the second quarter of last fiscal year. For the six months ended December 31, 2009, net earnings attributable to II-VI Incorporated were $12,287,000 or $0.41 per share-diluted compared with net earnings of $25,854,000 or $0.85 per share-diluted in the second quarter of last fiscal year. Included in net earnings attributable to II-VI Incorporated for the quarter and six months ended December 31, 2009 were transaction related expenses attributable to the Company’s acquisition of Photop of approximately $1.3 million, after-tax, or approximately $0.04 per share-diluted, which are required to be expensed under current accounting standards.

Francis J. Kramer, president and chief executive officer said, “We continue to be encouraged by the increasing demand for our products as evidenced by bookings received during the quarter ended December 31, 2009. Total bookings were up 16% from the same quarter last year and 7% from the quarter ended September 30, 2009. Bookings in the Infrared Optics segment increased 15% this quarter compared with the September 30, 2009 quarter. Our order backlog increased by more than $9.5 million which provides more visibility about the future.”

Kramer continued, “We continue to generate significant cash from operations and we used some of it to make prudent capital expenditures; even so, our net cash position increased by $11.0 million during the quarter. In early January 2010, we used cash on hand to fund our initial investment in Photop Technologies, Inc. Long term, we look forward to building on Photop’s impressive line of photonics products while expanding their geographic availability. Short term, we expect Photop to add $29 million to $31 million II-VI consolidated revenues for the six months ending June 30, 2010.”

Kramer concluded, “As a result of our improving order board, we are increasing our revenue and earnings outlook for the fiscal year ending June 30, 2010. Our updated guidance assumes additional revenue and earnings growth in the Infrared Optics business during the second half of this fiscal year as the recovery in orders we experienced during the first half begins to gain traction.”

Effective July 1, 2009, the Company adopted Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB No.51 which was retroactively applied to all periods presented. As announced on June 12, 2009, the Company sold its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operated as a business within the Compound Semiconductor Group. Results for the three and six month periods ended December 31, 2008 reflect the presentation of eV PRODUCTS as a discontinued operation.

Segment Information from Continuing Operations ($000’s)

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Included in segment earnings of the Company’s Near-Infrared Optics segment for the three and six months ended December 31, 2009 were approximately $1.7 million, pre-tax, of transaction related expenses attributable to the Company’s acquisition of Photop.

	Three Months Ended December 31,			Six Months Ended December 31,
	2009	2008	% Increase (Decrease)	2009	2008	% Increase (Decrease)

Bookings:
Infrared Optics	$32,444	$33,476	(3)%	$60,614	$73,654	(18)%
Near-Infrared Optics	11,603	8,231	41%	24,331	17,996	35%
Military & Materials	18,488	12,823	44%	37,491	24,455	53%
Compound Semiconductor Group	15,776	12,807	23%	29,211	25,527	14%
Total Bookings	$78,311	$67,337	16%	$151,647	$141,632	7%

Revenues:
Infrared Optics	$31,186	$34,054	(8)%	$60,353	$77,284	(22)%
Near-Infrared Optics	10,280	12,223	(16)%	19,181	25,903	(26)%
Military & Materials	15,162	13,541	12%	30,804	29,000	6%
Compound Semiconductor Group	12,157	14,460	(16)%	23,985	29,857	(20)%
Total Revenues	$68,785	$74,278	(7)%	$134,323	$162,044	(17)%

Segment Earnings:
Infrared Optics	$5,164	$9,717	(47)%	$10,040	$20,090	(50)%
Near-Infrared Optics	86	2,479	(97)%	1,108	5,156	(79)%
Military & Materials	1,503	1,006	49%	3,758	3,887	(3)%
Compound Semiconductor Group	445	853	(48)%	788	2,544	(69)%
Total Segment Earnings	$7,198	$14,055	(49)%	$15,694	$31,677	(50)%

Outlook

For the third fiscal quarter ending March 31, 2010, the Company currently forecasts revenues to range from $85.0 million to $87.0 million and earnings per share attributable to II-VI Incorporated to range from $0.26 to $0.29. Comparable results for the quarter ended March 31, 2009 were revenues from continuing operations of $64.1 million and earnings per share from continuing operations of $0.23. For the fiscal year ending June 30, 2010, the Company expects revenues to range from $306 million to $311 million and earnings per share to range from $0.97 to $1.03. Comparable results for the year ended June 30, 2009 were revenues from continuing operations of $292 million and earnings per share from continuing operations of $1.29. The above forecasts of revenues and earnings per share attributable to II-VI Incorporated for the third fiscal quarter ending March 31, 2010 and the fiscal year ending June 30, 2010 include the anticipated results of Photop, the Company’s recent acquisition completed on January 4, 2010.

As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, January 19, 2010 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://tinyurl.com/yapp4ba . Please allow extra time prior to the call to visit the site and, if needed, to download the media software required to listen to the internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.  In the Company's near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.  Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company's Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)
	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenues

Net sales:
Domestic	$36,429	$39,009	$70,300	$81,170
International	30,518	33,298	60,258	76,092
	66,947	72,307	130,558	157,262
Contract research and development	1,838	1,971	3,765	4,782
Total Revenues	68,785	74,278	134,323	162,044

Costs, Expenses, Other Expense (Income)

Cost of goods sold	$41,254	$41,299	$79,643	$89,472
Contract research and development	1,125	1,609	2,404	3,841
Internal research and development	2,287	3,116	4,722	6,307
Selling, general and administrative	16,921	14,199	31,860	30,747
Interest expense	19	57	43	82
Other expense (income), net	(205)	2,837	(132)	2,602
Total Costs, Expenses, Other Expense (Income)	61,401	63,117	118,540	133,051

Earnings from Continuing Operations Before Income Taxes	7,384	11,161	15,783	28,993

Income Taxes	1,400	2,782	3,500	3,063

Earnings from Continuing Operations	5,984	8,379	12,283	25,930

Income (Loss) from Discontinued Operation, Net of Income Taxes	--	20	--	(3)

Net Earnings	5,984	8,399	12,283	25,927

Less: Net Earnings (Loss) Attributable to Noncontrolling Interests	3	40	(4)	73

Net Earnings Attributable to II-VI Incorporated	$5,981	$8,359	$12,287	$25,854

Net Earnings Attributable to II-VI Incorporated: Diluted Earnings Per Share:
Continuing operations	$0.20	$0.28	$0.41	$0.85
Discontinued operation	$--	$0.00	$--	$(0.00)
Consolidated	$0.20	$0.28	$0.41	$0.85

Net Earnings Attributable to II-VI Incorporated: Basic Earnings Per Share:
Continuing operations	$0.20	$0.28	$0.42	$0.87
Discontinued operation	$--	$0.00	$--	$(0.00)
Consolidated	$0.20	$0.28	$0.42	$0.87

Average Shares Outstanding – Diluted	30,063	29,988	29,973	30,344

Average Shares Outstanding – Basic	29,576	29,677	29,562	29,809
II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	December 31, 2009	June 30, 2009

Assets

Current Assets
Cash and cash equivalents	$116,459	$95,930
Accounts receivable	39,201	43,109
Inventories	72,588	76,620
Deferred income taxes	8,340	9,705
Prepaid and other current assets	5,537	4,943
Total Current Assets	242,125	230,307

Property, Plant & Equipment, net	85,498	86,413
Goodwill	26,192	26,141
Other Intangible Assets, net	11,615	12,271
Investments	15,654	9,548
Other Assets	5,166	3,602
Total Assets	$386,250	$368,282

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$9,846	$9,242
Accruals and other current liabilities	22,396	22,821
Total Current Liabilities	32,242	32,063

Long-Term Debt	3,227	3,665

Deferred Income Taxes	1,359	1,910

Other Liabilities	9,182	7,773
Total Liabilities	46,010	45,411

Shareholders’ Equity
Total II-VI Incorporated Shareholders’ Equity	339,822	322,376
Noncontrolling Interests	418	495
Total Shareholders’ Equity	340,240	322,871
Total Liabilities and Shareholders’ Equity	$386,250	$368,282

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Six Months Ended
	December 31,
	2009	2008
Cash Flows from Operating Activities
Net cash provided by (used in):
Continuing operations	$31,250	$12,916
Discontinued operation	--	(598)
Net cash provided by operating activities	31,250	12,318

Cash Flows from Investing Activities
Additions to property, plant and equipment	(6,691)	(9,255)
Investment in unconsolidated businesses	(2,989)	(4,834)
Payments on deferred purchase price of business	(997)	(787)
Proceeds from sale of property, plant and equipment	148	181
Redemption of marketable securities	--	3,000
Net cash used in investing activities:
Continuing operations	(10,529)	(11,695)
Discontinued operation	--	(348)
Net cash used in investing activities	(10,529)	(12,043)

Cash Flows from Financing Activities
Proceeds on long-term debt	--	7,000
Payments on long-term debt	(558)	(2,000)
Proceeds from exercise of stock options	536	1,574
Purchase of treasury stock	--	(12,880)
Excess tax benefits from share-based compensation expense	154	1,251
Net cash provided by (used in) financing activities	132	(5,055)

Effect of exchange rate changes on cash and cash equivalents	(324)	3,353

Net increase (decrease) in cash and cash equivalents	20,529	(1,427)

Cash and Cash Equivalents at Beginning of Period	95,930	69,835
Cash and Cash Equivalents at End of Period	$116,459	$68,408

II-VI Incorporated and Subsidiaries
Other Selected Financial Information
($000 except per share data)

The following other selected financial information for continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information for Continuing Operations

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008

EBITDA	$11,461	$15,077	$23,914	$36,777
Cash paid for capital expenditures	$4,144	$4,548	$6,691	$9,255
Net payments (borrowings) on indebtedness	$--	$(5,000)	$558	$(5,000)
Share-based compensation expense, pre-tax	$1,670	$1,015	$4,103	$2,557
Cash paid for shares repurchased through the Company’s stock repurchase program	$--	$12,880	$--	$12,880
Shares repurchased through the Company’s stock repurchase program	--	500,000	--	500,000

Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008

Total Segment Earnings	$7,198	$14,055	$15,694	$31,677
Interest expense	19	57	43	82
Other (income) expense, net	(205)	2,837	(132)	2,602
Earnings before income taxes	$7,384	$11,161	$15,783	$28,993

EBITDA	$11,461	$15,077	$23,914	$36,777
Interest expense	19	57	43	82
Depreciation and amortization	4,058	3,859	8,088	7,702
Earnings before income taxes	$7,384	$11,161	$15,783	$28,993
CONTACT:  II-VI Incorporated
          Craig A. Creaturo, Chief Financial Officer and Treasurer
          724-352-4455
          ccreaturo@ii-vi.com